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                                                                   Exhibit 10.16


                                 PROMISSORY NOTE

$5,000,000.00                                        Dated as of May 8, 2001





          1. OBLIGATION. FOR VALUE RECEIVED, the undersigned, BIG CITY RADIO, INC., a Delaware corporation ("Borrower"), promises to pay to the order of Stuart Subotnick ("Lender"), at Lender's offices at 810 Seventh Avenue, New York, New York, or at such other place as Lender may direct, in lawful money of the United States of America, the principal sum of Five Million Dollars ($5,000,000.00) (or such lesser amount as has been advanced by Lender) together with interest accrued on unpaid principal as provided in Section 2 of this Note.

           2. INTEREST. Interest shall accrue on the unpaid principal amount at a rate per annum (computed on the basis of a 360-day year) equal to the lower of
(i) the Prime Rate (as defined below) in effect on the date hereof plus two percent or (ii) the highest rate permitted by New York law. As used herein, the term "Prime Rate" shall mean the rate of interest publicly announced from time to time by J.P. Morgan Chase & Co. ("Chase") in New York, New York, as its reference rate (the "Reference Rate") with the understanding that the Reference Rate is one of Chase's base rates, serves as a basis upon which effective rates of interest are calculated for loans making reference thereto, and may not be the lowest of Chase's base rates. Interest shall be payable on the demand of the Lender.

          3. PAYMENT. The entire outstanding principal balance of this Note, and any accrued and unpaid interest thereon, shall be due and payable on demand at Lender's option. Borrower acknowledges and agrees that this Note is a demand obligation that may be called by Lender at any time.

          4. OPTIONAL PREPAYMENT. Borrower may, at any time, prepay in whole or in part any principal or interest due or outstanding under this Note without penalty, with each such prepayment to be applied first against outstanding accrued interest, and, after all outstanding interest has been paid, against the principal, if any, then unpaid.

         5. NO LENDER OBLIGATION. The Borrower acknowledges and agrees that any advances made by lender hereunder are solely within Lender's discretion and Lender shall have no obligation whatsoever to make any advances to the Borrower.

         6. GOVERNING LAW. The parties intend that this Note shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to



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any principles of choice of law or conflict of laws.

          IN WITNESS WHEREOF, This PROMISSORY NOTE has been duly executed by the undersigned, BIG CITY RADIO, INC., on the day and in the year first above written.

                                                   Borrower

                                                   BIG CITY RADIO, INC.

                                                   By:
                                                      --------------------------
                                                       Paul Thomson
                                                       Chief Financial Officer